EXHIBIT 23.2





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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The undersigned, Schwartz Levitsky Feldman, llp, Chartered Accountants, hereby consent to the use of our name and use of our opinion dated February 20, 2007 on the financial statements of Security Devices International, Inc. (the "Company") for the fiscal year ended November 30, 2006 included in the Registration Statement on Form SB-2 being field by the Company.


                                            "SCHWARTZ LEVITSKY FELDMAN LLP"


Toronto, Ontario, Canada                                Chartered Accountants
May 22, 2007                                      Licensed Public Accountants